UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 25, 2005
NATIONAL VISION, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-16635	58-1910859

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

296 Grayson Highway, Lawrenceville, Georgia	30045

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (770) 822-3600
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-2.1 AGREEMENT AND PLAN OF MERGER
EX-2.2 SHARE PURCHASE AGREEMENT
EX-4.1 AMENDMENT TO RIGHTS AGREEMENT DATED AS OF JULY 25, 2005
EX-99.1 PRESS RELEASE DATED JULY 26, 2005

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Berkshire Agreement
     On July 26, 2005, National Vision, Inc. (the “Company”) announced that it entered into a definitive agreement (the “Berkshire Agreement”) to be acquired by Berkshire Partners LLC (“Berkshire”). Pursuant to the terms of the merger agreement, Vision Acquisition Corp., an affiliate of Berkshire Partners (“Vision”), will commence a cash tender offer to acquire all outstanding shares of the Company’s common stock at a price of $7.25 per share in cash. Following the offer, the Berkshire Agreement contemplates that Vision will be merged with the Company and, in connection therewith, shares not tendered in the offer would be converted into a right to receive $7.25 in cash. The Berkshire Agreement also contemplates that the Company’s existing senior notes due 2009 will be redeemed at par.
     Consummation of the tender offer is subject to the completion of the Company’s acquisition of Consolidated Vision Group (described below), the tender of at least 67% of the Company’s fully diluted shares, and other customary conditions. Vision retains the right to waive the minimum tender requirement if fewer than 67% (but at least a majority) of the Company’s outstanding shares are tendered. The Company’s Board of Directors and a Special Committee of independent members of the Company’s Board of Directors approved the terms of the tender offer and merger and recommended that the shareholders of the Company accept the offer. The Berkshire Agreement contains certain termination rights for both Berkshire and the Company, including a provision which would allow the Board of Directors of the Company to terminate the Berkshire Agreement in order to enter into a definitive agreement with respect to an unsolicited superior transaction proposed by another party. If the Company’s Board of Directors exercises its right to terminate the Berkshire Agreement to enter into an alternative transaction, and in certain other circumstances set out in the Berkshire Agreement, the Company would be required to pay a $1.6 million break up fee to Berkshire. If the Company terminates the Berkshire Agreement, unless such termination is due to Vision’s breach, the Company will be required to reimburse Vision for its expenses, up to $2 million. In no event will the combined amount of the breakup fee and expense reimbursement payments exceed $2.6 million in the aggregate. No assurance can be given that the conditions to closing the transactions contemplated by the Berkshire Agreement will be satisfied, or that the transactions ultimately will be consummated.
     The Special Committee has received an opinion from its financial advisor, TM Capital Corp., to the effect that the consideration proposed to be paid to the shareholders in the transaction is fair, from a financial point of view, to such shareholders.
     Pursuant to the Berkshire Agreement, the Company may not participate in discussions regarding any competing offer to acquire its stock or assets, except under certain circumstances described in the Berkshire Agreement in order to comply with its fiduciary duties. The Company intends to file a Schedule 14D-9 Recommendation Statement with the Securities and Exchange Commission relating to the transaction.
     The above description of the Berkshire Agreement does not purport to be complete and is qualified in its entirety by reference to the Berkshire Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Berkshire Agreement contains representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Berkshire Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.
Consolidated Vision Group Agreement
     On July 26, 2005, the Company also announced an agreement to acquire all of the outstanding common stock of Consolidated Vision Group, Inc. (“CVG”) for approximately $88 million, including debt repayment (the “CVG Agreement”). The Company’s acquisition of CVG has been approved unanimously by the boards of directors of the Company and CVG.
     Pursuant to the CVG Agreement, the Company will pay approximately $88 in cash, approximately $48 of which will be used to repay debt and other obligations of CVG and the remainder of which will be paid to the CVG shareholders. The CVG acquisition, and the repayment of the Company’s senior notes to occur in conjunction with the CVG acquisition, would be financed through a new credit facility arranged by Freeport Financial and a cash investment by Berkshire Partners. The Company would be obligated to pay a break up fee to the CVG shareholders of $4 million if the CVG acquisition fails to close by December 22, 2005 due to the Company’s failure to close the contemplated financings. No assurance can be given that the conditions to closing the transactions contemplated by the CVG Agreement will be satisfied, or that the transactions ultimately will be consummated.
     The above description of the CVG Agreement does not purport to be complete and is qualified in its entirety by reference to the CVG Agreement, which is attached hereto as Exhibit 2.2 and incorporated herein by reference. The CVG Agreement contains representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the CVG Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.
     The consummation of the Company’s acquisition of CVG is conditioned upon the simultaneous closing of the tender offer by Vision for the Company’s shares. The parties expect that the tender offer and acquisition of CVG will be completed during the third calendar quarter of 2005.
     The press release issued by the Company on July 26, 2005 relating to the Berkshire Agreement and the CVG Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Amendment to Rights Agreement
     On July 25, 2005, the parties amended the Rights Agreement dated as of January 17, 1997 between the Company and American Stock Transfer and Trust Company, as amended, to provide that the acquisition of the Company’s stock by Vision pursuant to the tender offer described above will not trigger a shareholder’s right to exercise any Rights.
ITEM 8.01 OTHER EVENTS
     On July 26, 2005, the Company issued a press release, attached as Exhibit 99.1 hereto, relating to the Berkshire Agreement and the CVG Agreement. The release is hereby incorporated herein by this reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of July 25, 2005 among Vision Holding Corp., Vision Acquisition Corp. and the Registrant

2.2	Share Purchase Agreement by and among Consolidated Vision Group, Inc., et al. and the Registrant dated as of July 25, 2005

4.1	Amendment to Rights Agreement dated as of July 25, 2005

99.1
Press Release dated July 26, 2005, titled “Berkshire Partners LLC to Acquire National Vision, Inc. for $7.25 per Share; National Vision to Acquire Consolidated Vision Group for $88 million, including Debt Repayment”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL VISION, INC. (Registrant)
By:	/s/ Mitchell Goodman
Mitchell Goodman
Senior Vice President and General Counsel

Date: July 26, 2005